EXHIBIT 32.1

Certification of Mitchell H. Caplan and Robert J. Simmons under Section 906

The certification set forth below is being submitted in connection with this amendment no. 1 to the annual report on Form 10-K/A of E*TRADE Financial Corporation (the “Annual Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Mitchell H. Caplan, the Chief Executive Officer and Robert J. Simmons, the Chief Financial Officer of E*TRADE Financial Corporation, each certifies that, to the best of his knowledge:

1. the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2. the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of E*TRADE Financial Corporation.

Date: January 21, 2005

/s/ MITCHELL H. CAPLAN
Chief Executive Officer

/s/ ROBERT J. SIMMONS
Chief Financial Officer